 Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:  Becky Palumbo
               303/839-5504 ext. 316

HALLADOR ENERGY’S SUBSIDIARY ENTERS INTO $165,000,000 CREDIT FACILITY

DENVER, COLORADO – October 18, 2012— Hallador Energy Company (NASDAQ: HNRG).

Sunrise Coal, our wholly-owned subsidiary, completed a new five-year senior secured $165 million credit facility to replace its existing facility that was scheduled to mature in December 2012.

The new facility reflects our financial strength and the confidence our lenders have in Sunrise, Hallador and the thermal coal business.  We are extremely proud to complete this facility considering the current slump in the coal business.

PNC Bank served as the lead along with BB&T, UMB Bank, Old National Bank, Union Bank, First Merchants, First Financial and First Commonwealth.  The new banks to our facility are BB&T, UMB and First Merchants.

We will draw on the facility as needed for development of our new projects in Illinois and Indiana.

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